SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 27, 2000

CABLETRON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10228 (Commission file number)	04-2797263 (IRS Employer identification no.)

35 Industrial Way, Rochester, NH 03867 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (603) 352-9400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8. Change in Fiscal Year.

At a meeting held on April 27, 2000, the Board of Directors of Cabletron Systems, Inc., (the "Company") unanimously voted to amend the Company's By-laws to change the Company's fiscal year end from the last day in February to the Saturday closest to the last day in February. The change will become effective with the fiscal year ended March 3, 2001. The transition period will be covered by the Company's 10-K for the fiscal year ended March 3, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLETRON SYSTEMS, INC.
May 5, 2000 Date	/s/	David J. Kirkpatrick David J. Kirkpatrick Corporate Executive Vice President of Finance and Chief Financial Officer